UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  April 5, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 5, 2010, FPL Group Capital Inc (FPL Group Capital), a wholly-owned subsidiary of FPL Group, Inc. (FPL Group), entered into a $100 million term loan agreement.  On April 9, 2010, FPL Group Capital borrowed $100 million under this term loan agreement.  The loan bears interest at a variable rate and the principal is due in April 2013.  The loan is guaranteed by FPL Group.  The loan agreement contains default and related acceleration provisions relating to failure to make required payments, failure of FPL Group to maintain a minimum ratio of funded debt to total capitalization, certain events in bankruptcy, insolvency or reorganization relating to FPL Group Capital or FPL Group, as well as other covenants and provisions applicable to FPL Group Capital and/or FPL Group.  The proceeds from the loan will be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  April 9, 2010

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer